                                   BYLAWS OF                EXHIBIT 1.A(6)(h)(i)
                            SECURITY LIFE OF DENVER
                               INSURANCE COMPANY
             (Restated with Amendments through September 30, 1997)

                                   ARTICLE I

                       Name, Principal Place of Business
                       ---------------------------------

          Section 1.1.  Name.  The name of the Corporation is Security Life of
                        ----
Denver Insurance Company.

          Section 1.2.  Place of Business. The principal business and operation
                        -----------------
of the Corporation shall be conducted and carried on in the City and County of Denver, State of Colorado. The Corporation shall have the right to conduct its business, carry on its operations, and have offices in any state, territory, district, or possession of the United States, or any foreign country.

                                   ARTICLE I

                                  Shareholders
                                  ------------

          Section 2.1.  Annual Meetings.  An annual meeting of shareholders
                        ---------------
shall be held each year at such date, time and place as may be designated by the Board of Directors from time to time. At such annual meeting, the shareholders shall elect Directors and may elect a Chairman of the Board and a Vice Chairman to serve until the next annual meeting and until their successors shall be elected and qualified. In addition, any other proper business may be transacted at the annual meeting. Annual meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting.

          Section 2.2.  Special Meetings.  Special meetings of shareholders may
                        ----------------
be called at any time by the Chairman,  the President, or the Board of
Directors.   Such meetings shall be held at the offices of the Corporation or at such other place as may be selected by the Board of Directors.

          Section 2.3.  Notice of Meetings.  Notices of time and place of all
                        ------------------
annual and special meetings of shareholders shall be mailed by the Secretary or Assistant Secretary to each shareholder not less than ten (10) nor more than sixty (60) days before the date thereof. Notice of a special meeting must include a description of the purpose or purposes for which it was called.

          Section 2.4.  Presiding Officer.  The Chairman of the Board shall
                        -----------------
preside at all meetings of the shareholders. If the Chairman is unable to preside, the shareholders present at such meeting who represent the voting stock of the Corporation shall elect a presiding officer. The Secretary shall take the minutes of the meeting, but in his or her absence the presiding officer may appoint any person as acting secretary of the meeting.

          Section 2.5.  Quorum. A quorum for the transaction of business at any
                        ------
such meeting

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shall consist of a number of shareholders representing a majority of the shares of the voting stock outstanding. The vote of a majority of the shareholders present at a meeting at which quorum is present shall be the act of the shareholders. Shareholders present at a meeting with less than a quorum may adjourn the meeting until such time that a quorum is present.

          Section 2.6.  Voting.  At every meeting of the shareholders, each
                        ------
shareholder shall be entitled to cast one vote for each share of voting stock held in his or her name, which vote shall be cast by the shareholder either in person or by proxy. Any shareholder may execute a proxy authorizing and entitling the holder to exercise the power as shareholder unless such proxy shall be revoked in writing prior to such meeting or said shareholder be personally present. All proxies shall be in writing and duly signed by the shareholder executing the same and shall be filed with the Secretary and recorded as a part of the minutes of the shareholders' meeting.

          Section 2.7.  Consent of Shareholders in Lieu of Meeting.  Any action
                        ------------------------------------------
required or permitted by law to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock who are entitled to vote on
such action.   Such consents may be signed in counterparts each of which shall be considered an original and all of which together shall constitute one original.

                                  ARTICLE III

                               Board of Directors
                               ------------------

          Section 3.1.  Powers; Number; Qualifications.  The business and
                        ------------------------------
affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of not less than five (5) nor more than twelve (12) members. Directors need not be shareholders.

          Section 3.2.  Election; Term of Office.   Each director shall hold
                        ------------------------
office until the next annual meeting of the shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

          Section 3.3.  Resignation.  Any director may resign at any time upon
                        ------------
written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

          Section 3.4.  Removal.  The shareholders shall have the power to
                        -------
remove from the Board any director with or without cause.

          Section 3.5.  Retirement.  Mandatory retirement of any Director from
                        ----------
the Board will occur at the first annual meeting of shareholders following the Director's attainment of age 70.

          Section 3.6.  Vacancies.  Unless otherwise provided in the certificate
                        ---------
of incorporation

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or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a vote of the shareholders, or a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

          Section 3.7.  Regular Meetings.  Regular meetings of the Board of
                        ----------------
Directors may be held at such places and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

          Section 3.8.  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors may be held at any time or place  whenever called by the Chairman of
the Board, by the President, or by any two directors.   Special meetings may
also be called by an affirmative vote of the shareholders representing a majority of the shares of voting stock outstanding. Notice of the date, time, and place of such meeting shall be given at least two (2) days prior to the meeting.

          Section 3.9.  Meetings by Electronic Media Permitted.  Members of the
                        --------------------------------------
Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          Section 3.10.  Quorum; Vote Required for Action.  At all meetings of
                         --------------------------------
the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which quorum is present shall be the act of the Board. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

          Section 3.11.  Action by Directors Without a Meeting.  Unless
                         -------------------------------------
otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board. Such consents may be signed in counterparts each of which shall be considered an original and all of which together shall constitute one original.

                                   ARTICLE IV

                                   Committees
                                   ----------

          Section 4.1.  Executive Committee.  Either the Board of Directors or
                        -------------------
the shareholders may designate an Executive Committee consisting of one or more members, and may designate a Chairman from among the members so appointed to the Committee. The Executive Committee shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Unless otherwise permitted by law, the

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Executive Committee shall not have the power to (a) authorize distributions; (b)
approve or propose to shareholders actions that are required by law to be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees; (d) amend articles of incorporation; (e) adopt, amend, or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, unless done within limits specifically prescribed by the Board of Directors.

          Section 4.2.  Other Committees.  The Board of Directors or the
                        -----------------
shareholders may elect from among its members such other committee or committees, each consisting of one or more Directors, each of which shall have such duties, powers and authority as may be provided in such resolution.

          Section 4.3.  Committee Rules and Operation.  Unless the Board of
                        -----------------------------
Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws. Each committee designated by the Board shall keep a written record of its proceedings and, upon request by the Board of Directors, shall submit a report of its activities to the Board of Directors of the Corporation.

          Section 4.4.  Action Without a Meeting.  Unless otherwise restricted
                        ------------------------
by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

          Section 4.5.  Meetings by Electronic Media Permitted. Members of any
                        --------------------------------------
committee of the Board of Directors may participate in a meeting of the committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

          Section 4.6.  Alternate Committee Members.  The Chairman may
                        ---------------------------
designate one or more directors as alternate members of any committee, who will act in the place of any absent or disqualified committee member, or fill any vacancy occurring on a committee as a result of death, resignation, removal or
otherwise.   In the case of an absent or disqualified committee member, the alternate shall serve as a member of the committee so long as the incumbent member remains absent or disqualified from voting. In the case of a vacancy, the alternate shall serve for the remainder of the unexpired term of the vacating member, or until a new member is selected, qualified and elected by the Board of Directors or Shareholders. If a committee member is absent from or disqualified

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from voting at a committee meeting and no alternate member has been designated by the Chairman, the remaining member or members of the committee present at the meeting, whether or not he or she or they constitute a quorum, may unanimously select from the Board a director to act at the meeting in place of the absent or disqualified committee member.

                                   ARTICLE V

                                    Officers
                                    --------

          Section 5.1.  Officers; Election.  The Board of Directors may elect a
                        ------------------
Chief Executive Officer, a President,  and a Treasurer.   The Board of Directors
may also, from time to time, elect or, by resolution, delegate to the President or Chief Executive Officer, the authority to appoint, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, and may elect other officers as the Board or Chief Executive Officer deems necessary, and may give any of them such further designations or alternate titles as it considers desirable. The Board of Directors may also elect or, by resolution, delegate to the Chief Executive Officer, the authority to appoint from time to time, one or more Presidents to act as the chief operating officers of the various business units
of the Corporation.  Any number of offices may be held by the same person.   The
delegation of such authority to the President or Chief Executive Officer shall in no way affect, diminish or replace the authority of the Board of Directors to elect officers.

          Section 5.2.  Chairman of the Board. The Chairman of the Board shall
                        ---------------------
preside at meetings of the shareholders and of the Board of Directors. In addition, the Chairman of the Board shall have such powers and perform such duties as the Board of Directors may from time to time determine.

          Section 5.3.  President.  The President shall be the chief operations
                        ---------
executive of the Corporation. Subject to the authority of the Board of Directors, the President shall have general supervision of the business and affairs of the Corporation and shall report thereon to the Board of Directors as the Board of Directors may require. In the absence or incapacity of the Chairman of the Board and the Vice Chairman, the President shall have the powers and perform the duties of the Chairman of the Board. Presidents of the business units of the Corporation shall be the chief operations executives for and shall have supervisory authority over the business units for which they are appointed.

          Section 5.4.  Executive Vice Presidents, Senior Vice Presidents, and
                        ------------------------------------------------------
Vice Presidents.  The Executive Vice Presidents, Senior Vice Presidents, and
----------------
Vice Presidents shall have such powers and duties as may be delegated to them from time to time by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee, and generally shall consult and advise with the President and aid the President in the discharge of his or her duties. In the absence or incapacity of the President to perform his or her duties, and except as may otherwise be provided by resolution of the Board of Directors in specific instances, the duties of the President shall devolve upon one or more Executive Vice Presidents as determined by the Chairman of the Board.

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          Section 5.5.  Secretary. The Secretary and Assistant Secretaries
                        ---------
shall have such powers and duties as may be given to them from time to time by the President, the Board of Directors, or the Executive Committee. The Secretary shall keep the minutes of the Shareholders, Board of Directors, the
Executive Committee, and other committees.   The Secretary shall have the
custody of the corporate seal with authority to affix it to instruments,
documents, and contracts.   The Secretary shall perform the duties usually
incidental to the office of Secretary and such other duties of that nature that may be assigned to him or her from time to time by the Board of Directors.

          Section 5.6.  Treasurer. The Treasurer shall have charge of, and be
                        ---------
responsible for, all funds and securities of the corporation. The Treasurer shall, from time to time, render a statement of the condition of the finances of the corporation at the request of the Board of Directors. The Treasurer shall receive, and give receipt for, monies due and payable to the corporation from any source whatsoever, and, in general, perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President.

          Section 5.7.  Term of Office;.  Except as otherwise provided in the
                        ---------------
resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

          Section 5.8.  Resignation. Any officer may resign at any time upon
                        -----------
written notice to the Board or to the President, Chief Executive Officer, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

          Section 5.9.  Removal. The Board of Directors may remove any officer
                        -------
with or without cause.

          Section 5.10. Vacancies. Any vacancy occurring in any office of the
                        ---------
Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

          Section 5.11. Powers and Duties.  The officers of the Corporation
                        -----------------
shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                                   ARTICLE VI

                                     Stock
                                     -----

          Section 6.1.  Certificates.  Every holder of stock in the Corporation
                        ------------
shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of

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Directors, or the President or a Vice President, and by the Treasurer, or the
Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of
                       ---------------------------------------------------------
New Certificates.  The Corporation may issue a new certificate of stock in the
----------------
place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII

                         Indemnification of Directors,
                         -----------------------------
                          Officers and Other Personnel
                          ----------------------------

          Section 7.1. Definitions.  As used in this article, the term:
                       -----------

          (a) "Corporation" includes any domestic or foreign entity that is a predecessor of this Corporation by reason of merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation is or was serving at the Corporation's request as a director, officer, employee, attorney-in-fact, agent, fiduciary, manager, member, partner, or trustee of, or to hold any similar position with, another domestic or foreign corporation, partnership, limited liability company, joint venture, employee benefit plan, or other entity. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (c) "Expenses" includes counsel fees

          (d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses..

          (e) "Official capacity" means, when used with respect to a director, the office of

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

director in the Corporation and, when used with respect to a person other than a director as contemplated in Section 7.7, the office in the Corporation held by the officer or the employment or fiduciary relationship undertaken by the employee or fiduciary on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation, partnership, limited liability company, joint venture, employee benefit plan, or other entity.

          (f) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, employee, attorney-in-fact, agent, fiduciary, manager, member, partner, or trustee of, or to hold any similar position with, another domestic or foreign corporation, partnership, limited liability company, joint venture, employee benefit plan, or other entity. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

          (g) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (h) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

          Section 7.2.  Authority to Indemnify Directors.
                        --------------------------------

          (a) Except as provided in subsection 7.2(d) below, the Corporation shall indemnify a person made a party to a proceeding because such person is or was a director against liability incurred in the proceeding if (i) the person conducted himself or herself in good faith; and (ii) the person reasonably believed: (1) in the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation's best interests; and, (2) in all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 7.2(a)(ii)(2). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or the beneficiaries of the plan shall be deemed not to satisfy the requirements of subsection 7.2(a)(i).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of
                              ---- ----------
itself, determinative that the director did not meet the standard of conduct set forth in this Section 7.2.

          (d) The Corporation may not indemnify a director under this Article VII in connection with (i) a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, or (ii) any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

          (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

          Section 7.3. Mandatory Indemnification.  The Corporation shall
                       -------------------------
indemnify a person who was wholly successful on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

          Section 7.4. Advances for Expenses.
                       ---------------------

          (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes to the Corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct set forth in Section 7.2 above; (ii) the director furnishes to the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VII.

          (b) The undertaking required by subsection 7.4(a)(ii) above shall be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

          (c) Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 7.6, below.

          Section 7.5. Court-Ordered Indemnification and Advances for Expenses.
                       -------------------------------------------------------
A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under Section 7.4, above, the Corporation shall pay the director's reasonable expenses incurred to obtain court-ordered indemnification;

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in subsection 7.2(a) above or was adjudged liable as described in subsection 7.2(d) above; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in subsection 7.2(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

          Section 7.6.  Determination and Authorization of Indemnification of
                        -----------------------------------------------------
Directors.
---------

          (a) The Corporation acknowledges that any indemnification of a director under Section 7.2 has been pre-authorized by the Corporation in the manner described in subsection 7.6(b) below. Nevertheless, the Corporation shall not indemnify a director under Section 7.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 7.2. The Corporation shall not advance expenses to a director under Section 7.4 unless authorized in the specific case after the written affirmation and undertaking required by subsections 7.4(a) & (b) are received and the determination required by subsection 7.4(a) has been made.

          (b) The determination required by subsection 7.6(a) shall be made: (i) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

          (c) If a quorum cannot be obtained as contemplated in subsection 7.6(b)(i) and a committee cannot be established under subsection 7.6(b)(ii), or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection 7.6(a) shall be made:

              (i) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subsections 7.6(b)(i) or (ii), or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority of the full Board of Directors; or

              (ii)  by the shareholders.

          (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

          Section 7.7.  Indemnification of Officers and Employees.  A person
                        -----------------------------------------
made a party to a proceeding because such person is or was an officer is entitled to mandatory indemnification under Section 7.3 and is entitled to apply for court-ordered indemnification under Section 7.5, in each case to the same extent as a director. The Corporation shall indemnify and advance expenses under this Article to an officer, or employee of the Corporation to the maximum extent allowed by law.

          Section 7.8.  Exclusions.  Except as may be otherwise authorized by
                        ----------
the Board of

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

Directors, no indemnification is provided under this Article VII for unsalaried persons under contract with the corporation in sales capacities such as General Agents, Agents and Brokers, or for persons performing services to the corporation as independent contractors.

          Section 7.9.  Insurance.  The Corporation may purchase and maintain
                        ---------
insurance on behalf of a person who is or was a director, officer, employee, fiduciary, partner, trustee, or agent of the Corporation or who, while a director, officer, employee, fiduciary, partner, trustee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, or other entity against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, partner, trustee, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Sections 7.2, 7.3, or 7.7 above.

          Section 7.10. Report to Shareholders.  If the Corporation indemnifies
                        ----------------------
or advances expenses to a director under this Article VII in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

          Section 7.11. Non-Exclusivity.  The indemnification provided by this
                        ---------------
Article VII shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under the Articles of Incorporation, any agreement, insurance policy, vote of the shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another
capacity while holding such office.   This Article VII does not limit the
Corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

          Section 7.12. Continuance.  The indemnification and advancement of
                        -----------
expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, officer or employee of the corporation with regard to acts or omissions of such person occurring or alleged to have occurred while the person was so engaged, and shall inure to the benefit of heirs, executors, and administrators of such a person.

          Section 7.13. Application of this Article.  The provisions of this
                        ---------------------------
Article VII shall apply to all actions, suits or proceedings described in
Section 7.2 arising or alleged to arise out of any acts or omissions on the part of any person referred to in Section 7.2 or Section 7.7, occurring or alleged to occur prior to the adoption of this Article VII or at any time while it remains in force. By this Article VII, it is intended that the Corporation provide the maximum indemnification allowed by law to directors, officers and employees of the Corporation. If any portion of this Article VII is invalid under any applicable statute or rule of law, it shall not affect the remainder of this
Article VII,
which shall remain valid and binding.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          Section 8.1.  Fiscal Year.  The fiscal year of the Corporation shall
                        -----------
be determined by the Board of Directors.

          Section 8.2.  Seal.  The Corporation may have a corporate seal which
                        ----
shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 8.3.  Waiver of Notice of Meetings of Shareholders, Directors
                        -------------------------------------------------------
and Committees.  Whenever notice is required to be given by law or under any
--------------
provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

          Section 8.4.  Interested Directors; Quorum.  No contract or
                        ----------------------------
transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:

          (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction if so determined by a majority of the disinterested directors present at such meeting.

          Section 8.5.  Form of Records.  Any records maintained by the
                        ---------------
Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of electronic or magnetic media, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 8.6.  Amendment of By-Laws.  These by-laws may be amended or
                        --------------------
repealed, and new by-laws adopted, by the Board of Directors, or by a majority vote of those shareholders entitled to vote.

Date: 9/30/97                                    /s/
     -----------------------------               -----------------------------
                                                 Secretary